EXHIBIT 23.1
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The Board of Directors
Paragon Technologies, Inc. (formerly SI Handling Systems, Inc.):




We consent to the incorporation by reference in the registration statements on Form S-3 of Paragon Technologies, Inc., formerly SI Handling Systems, Inc., of our report dated March 7, 2000, except for Note 14, which is as of March 30, 2000, relating to the consolidated balance sheets of SI Handling Systems, Inc. and subsidiary as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the ten months ended December 31, 1999 and for the years ended February 28, 1999 and March 1, 1998, and all related schedules, which report appears in the December 31, 1999 annual report on Form 10-K of Paragon Technologies, Inc., formerly SI Handling Systems, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ KPMG LLP

KPMG LLP







Allentown, Pennsylvania
June 30, 2000